Exhibit 10(aa)

2003 LONG-TERM INCENTIVE PLAN

The Plan

•

Long-term cash awards are earned based on DPL’s 3-year compound annual growth in Total Return to Shareholders (TRS)(1) relative to the selected S&P Utility Industry Sector Peer Group(2), using the schedule below.

•	Annually, at the beginning of each 3-year performance cycle, a target award will be established (in dollars) for each participant.

•	Awards are earned at the end of each 3-year performance cycle (except for the initial award - see below).

Earnings Schedule

DPL TRS as Percentile of Peer Group	Proportion of Target Award Earned

85th - 100th	150 - 200%
65th - 85th	100 - 150%
40th - 65th	1 - 100%
Less than 40th	0%

Awards are earned proportionally in each tier.  For example, performance at the 50th percentile will result in an award of 40% of Target; performance at the 90th percentile will result in an award of 166 2/3% of Target.

Initial Grant

•	Initial grant will equal 3 times normal indicated target award (to cover first 3-year performance cycle.)

•	1/3 of initial target award eligible to be earned in accordance with above schedule in each of first three years of plan.

•	Earnings of awards based on 1-year TRS for the first year of the plan, 2-year TRS for the second year and 3-year TRS for the third year.

Payout

Cash awards earned will be paid when earned, subject to any deferral election.

Administration

The Plan will be administered by the Compensation and Management Review Committee.

(1)TRS calculated based on stock price appreciation plus re-invested dividends.
(2)See Appendix B for list of companies included in group.

Appendix B: S&P Utility Industry Sector Peer Group

Company Name	Ticker Symbol	3 Year Total Return [Y93]	3 Year Total Return [Y94]	3 Year Total Return [Y95]	3 Year Total Return [Y96]	3 Year Total Return [Y97]	3 Year Total Return [Y98]

AES Corp. (The)	AES	@NA	-2.432	11.034	27.088	-68.476	58.323
AGL Resources Inc	ATG	13.894	1.909	6.965	6.678	13.695	5.794
Allegheny Energy Inc	AYE	20.931	6.353	13.559	11.776	21.358	12.481
Allete Inc	ALE	14.421	-2.009	0.811	1.629	28.728	23.18
Alliant Energy Corp	LNT	17.061	-0.198	2.857	1.349	13.996	8.761
Ameren Corp	AEE	16.753	3.423	10.563	6.118	14.074	7.338
American Electric Power	AEP	18.266	6.029	14.657	10.639	23.428	11.027
American States Water Co	AWR	23.262	7.832	6.85	6.372	19.673	16.546
American Water Works Inc	AWK	28.174	4.454	16.829	15.58	31.301	24.158
Aquila Inc	ILA	22.816	3.316	8.19	0.701	20.698	14.072
Atmos Energy Corp	ATO	29.083	13.964	14.515	9.734	16.932	18.442
Avista Corp	AVA	16.093	1.12	7.363	7.489	29.587	9.69
Black Hills Corp	BKH	9.041	-3.172	2.2	13.757	24.616	22.784
Calpine Corp	CPN	@NA	@NA	@NA	@NA	@NA	@NA
Cascade Natural Gas Corp	CGC	20.718	4.364	7.094	1.95	11.448	9.637
Central Vermont Pub Serv	CV	12.622	-9.807	-12.783	-10.991	11.153	-1.611
CH Energy Group Inc	CHG	14.582	4.192	7.184	8.791	26.901	20.443
Cinergy Corp	CIN	19.212	2.401	14.557	13.812	24.797	9.676
Cleco Corp	CNL	17.815	4.086	9.987	10.18	18.534	14.724
CMS Energy Corp	CMS	-1.015	10.742	21.356	14.08	28.708	21.251
Consolidated Edison Inc	ED	18.245	2.981	5.896	3.962	25.157	26.012
Constellation Energy Grp Inc	CEG	17.948	5.355	13.58	8.25	22.469	8.571
Dominion Resources Inc	D	20.555	4.429	8.04	1.197	13.159	11.334
DOE Inc	DQE	17.174	4.054	18.443	13.565	26.847	17.524
DTE Energy Co	DTE	8.457	-2.728	9.023	10.072	17.539	14.466

Company Name	3 Year Total Return [Y99]	3 Year Total Return [Y00]	3 Year Total Return [Y01]	3 Year Total Return [Y02]	S & P Index Code- Current	@ desc(spmix)

AES Corp. (The)	47.592	33.426	-11.624	@NA	10	S&P 500
AGL Resources Inc	0.073	7.92	6.702	@NA	91	S&P MidCap 400
Allegheny Energy Inc	1.593	20.313	6.835	@NA	10	S&P 500
Allete Inc	13.399	10.189	10.19	@NA	91	S&P MidCap 400
Alliant Energy Corp	6.259	5.607	4.916	@NA	91	S&P MidCap 400
Ameren Corp	1.157	9.283	6.525	@NA	10	S&P 500
American Electric Power	-2.547	2.637	3.559	@NA	10	S&P 500
American States Water Co	24.215	18.915	13.227	@NA	92	S&P SmallCap 600
American Water Works Inc	4.111	5.732	10.858	@NA	91	S&P MidCap 400
Aquila Inc	8.329	12	6.06	@NA	91	S&P MidCap 400
Atmos Energy Corp	5.16	-1.655	-4.224	1.583	92	S&P SmallCap 600
Avista Corp	-1.439	-2.261	-9.291	@NA	92	S&P SmallCap 600
Black Hills Corp	10.721	29.45	12.978	@NA	91	S&P MidCap 400
Calpine Corp	85.664	189.389	74.566	@NA	10	S&P 500
Cascade Natural Gas Corp	9.189	7.603	15.628	8.79	92	S&P SmallCap 600
Central Vermont Pub Serv	3.04	-0.18	25.487	@NA	92	S&P SmallCap 600
CH Energy Group Inc	7.696	6.553	4.791	@NA	92	S&P SmallCap 600
Cinergy Corp	-5.428	3.082	5.308	@NA	10	S&P 500
Cleco Corp	10.897	25.107	13.613	@NA	91	S&P MidCap 400
CMS Energy Corp	0.734	-6.352	-16.517	@NA	10	S&P 500
Consolidated Edison Inc	11.66	3.425	-3.153	@NA	10	S&P 500
Constellation Energy Grp Inc	8.657	15.535	-1.082	@NA	10	S&P 500
Dominion Resources Inc	7.201	23.314	14.469	@NA	10	S&P 500
DOE Inc	10.502	1.659	-20.381	@NA	91	S&P MidCap 400
DTE Energy Co	5.145	9.83	4.72	@NA	10	S&P 500

Appendix B: S&P Utility Industry Sector Peer Group Continued

Company Name	Ticker Symbol	3 Year Total Return [Y93]	3 Year Total Return [Y94]	3 Year Total Return [Y95]	3 Year Total Return [Y96]	3 Year Total Return [Y97]	3 Year Total Return [Y98]

Duke Energy Corp	DUK	17.271	8.013	14.788	7.91	18.592	15.318
Dynegy Inc	DYN	@NA	@NA	@NA	26.113	19.011	7.56
Edison International	EIX	8.458	-8.514	-1.264	6.382	29.509	22.373
EI Paso Corp	EP	@NA	@NA	1.224	16.356	34.243	37.891
EI Paso Electric Co	EE	-11.489	-38.554	-47.688	34.24	108.046	195.241
Energen Corp	EGN	17.25	13.254	11.769	4.127	22.099	25.439
Energy East Corp	EAS	13.692	-6.681	-0.783	-4.883	30.839	36.737
Entergy Corp	ETR	22.899	-4.665	2.126	-1.946	19.002	8.719
Exelon Corp	EXC	25.273	3.497	10.803	0.189	6.821	18.534
First Energy Corp	FE	17.827	3.672	7.768	7.468	24.199	18.629
FPL Group Inc	FPL	18.419	4.694	14.705	10.671	24.083	14.167
Great Plains Energy Inc	GXP	16.535	6.171	11.875	14.516	14.829	10.229
Green Mountain Power Corp	GMP	19.464	4.712	1.495	-0.583	-5.872	-21.943
Hawallan Electric Inds	HE	10.865	2.163	8.278	7.298	15.518	8.155
IDACORP Inc	IDA	13.036	0.05	10.277	8.014	24.794	12.91
Keyspan Corp	KSE	17.965	13.037	8.59	8.452	16.39	6.82
Kinder Morgan Inc	KMI	23.774	14.751	20.366	19.36	35.622	10.53
Laclede Group Inc	LG	26.158	12.558	9.329	5.042	11.058	9.65
MDU Resources Group Inc	MDU	22.156	9.027	9.876	8.721	26.549	30.984
Mlranl Corp	MIR	@NA	@NA	@NA	@NA	@NA	@NA
National Fuel Gas Co	NFG	21.566	12.703	8.689	5.645	19.372	22.796
New Jersey Resources	NJR	25.914	9.146	11.673	4.894	22.023	16.92
Nicor Inc	GAS	13.757	4.951	8.372	13.72	28.241	19.954
Nisource Inc	NI	26.304	9.93	18.303	11.491	23.923	21.666
Northeast Utilities	NU	13.942	4.282	4.415	-11.062	-12.962	-9.585

Company Name	3 Year Total Return [Y99]	3 Year Total Return [Y00]	3 Year Total Return [Y01]	3 Year Total Return [Y02]	S & P Index Code- Current	@ desc(spmix)

Duke Energy Corp	6.956	19.78	10.66	@NA	10	S&P 500
Dynegy Inc	1.812	64.815	48.428	@NA	10	S&P 500
Edison International	13.658	-13.559	-16.273	@NA	10	S&P 500
EI Paso Corp	18.059	31.742	10.6	@NA	10	S&P 500
EI Paso Electric Co	14.716	21.762	18.337	@NA	92	S&P SmallCap 600
Energen Corp	23.488	22.892	9.16	@NA	92	S&P SmallCap 600
Energy East Corp	29.85	7.479	-8.779	@NA	91	S&P MidCap 400
Entergy Corp	3.122	17.424	12.139	@NA	10	S&P 500
Exelon Corp	16.581	46.6	7.554	@NA	10	S&P 500
First Energy Corp	5.673	8.729	8.162	@NA	10	S&P 500
FPL Group Inc	1.359	10.813	1.109	@NA	10	S&P 500
Great Plains Energy Inc	-2.562	3.855	1.216	@NA	91	S&P MidCap 400
Green Mountain Power Corp	-27.486	-6.071	27.572	@NA	92	S&P SmallCap 600
Hawallan Electric Inds	-0.728	3.947	7.367	@NA	91	S&P MidCap 400
IDACORP Inc	0.848	15.353	9.432	@NA	91	S&P MidCap 400
Keyspan Corp	-3.576	11.129	10.026	@NA	10	S&P 500
Kinder Morgan Inc	-5.681	15.691	33.977	@NA	10	S&P 500
Laclede Group Inc	3.482	1.921	7.507	6.915	92	S&P SmallCap 600
MDU Resources Group Inc	13.404	19.508	5.813	@NA	91	S&P MidCap 400
Mlranl Corp	@NA	@NA	@NA	@NA	10	S&P 500
National Fuel Gas Co	13.074	12.731	3.259	-1.688	91	S&P MidCap 400
New Jersey Resources	17.999	12.64	12.108	11.689	92	S&P SmallCap 600
Nicor Inc	0.725	5.072	4.071	@NA	10	S&P 500
Nisource Inc	0.554	12.294	-4.552	@NA	10	S&P 500
Northeast Utilities	17.253	28.069	4.9	@NA	91	S&P MidCap 400

Appendix B: S&P Utility Industry Sector Peer Group Continued

Company Name	Ticker Symbol	3 Year Total Return [Y93]	3 Year Total Return [Y94]	3 Year Total Return [Y95]	3 Year Total Return [Y96]	3 Year Total Return [Y97]	3 Year Total Return [Y98]

Northwest Natural Gas Co	NWN	16.353	6.545	10.875	7.336	22.6	10.781
Northwestern Corp	NOR	18.659	7.11	6.113	12.681	27.28	30.299
NSTAR	NST	21.955	5.353	9.193	3.743	24.994	19.06
NUI Corp	NUI	38.664	11.318	-5.148	-7.855	14.608	16.53
Duke Energy Corp	DUK	17.271	8.318	14.788	7.91	18.532	15.318
Dynergy Inc	DYN	@NA	@NA	@NA	26.113	19.011	7.56
OGE Energy Corp	OGE	5.531	-1.934	16.463	11.944	26.338	17.169
Oneok Inc	OKE	25.121	15.432	15.071	14.513	27.69	15.784
Peoples Energy Corp	PGL	18.73	6.929	2.14	8.873	19.632	15.32
Pepco Holdings Inc	POM	16.688	-3.319	11.027	6.34	20.138	6.875
PG&E Corp	PCG	18.416	-3.29	1.584	-9.136	14.807	9.363
Philadephia Suburban Corp	PSC	22.669	11.488	15.765	24.294	41.346	47.312
Piedmonl Natural Gas Co	PNY	28.797	15.598	8.846	3.981	17.39	21.771
Pinnacle Wast Capital	PNW	31.172	5.91	15.576	16.831	34.096	17.645
PNM Resources Inc	PNM	10.337	9.886	12.511	21.154	24.504	8.153
PPL Corp	PPL	13.998	-4.147	4.363	2.326	16.424	10.961
Progress Energy Inc	PGN	15.469	5.375	13.876	12.849	23.198	16.499
Public Service Entrp	PEG	14.599	3.96	7.253	2.445	14.831	17.421
Puget Energy Inc	PSD	14.774	-2.193	2.843	7.362	23.709	14.214
Questar Corp	STR	27.453	13.026	12.471	7.509	21.661	8.541
Reliant Energy Inc	REI	16.942	0.027	9.615	5.876	22.65	18.836
Scana Corp	SCG	20.102	4.641	19.193	8.724	19.053	9.741
Sempra Energy	SRE	-11.723	-3.708	20.482	14.593	27.277	16.528
Slerra Pacific Resources	SRP	11.376	9.377	5.355	2.246	17.962	13.032
Southern Co.	SO	24.3	11.513	14.869	6.72	15.326	11.638

Company Name	3 Year Total Return [Y99]	3 Year Total Return [Y00]	3 Year Total Return [Y01]	3 Year Total Return [Y02]	S & P Index Code- Current	@ desc(spmix)

Northwest Natural Gas Co	1.781	-0.219	4.888	@NA	92	S&P SmallCap 600
Northwestern Corp	14.027	4.786	-2.619	@NA	92	S&P SmallCap 600
NSTAR	21.039	9.35	8.048	@NA	91	S&P MidCap 400
NUI Corp	13.834	13.046	-0.076	-0.562	92	S&P SmallCap 600
Duke Energy Corp	6.956	19.78	10.66	@NA	10	S&P 500
Dynergy Inc	1.812	64.815	48.428	@NA	10	S&P 500
OGE Energy Corp	2.383	1.992	-1.543	@NA	91	S&P MidCap 400
Oneok Inc	8.328	10.32	3.537	@NA	91	S&P MidCap 400
Peoples Energy Corp	6.578	1.532	9.249	4.246	10	S&P 500
Pepco Holdings Inc	2.8	5.284	1.066	@NA	91	S&P MidCap 400
PG&E Corp	3.59	-8.913	12.325	@NA	10	S&P 500
Philadephia Suburban Corp	15.261	15.028	9.197	@NA	92	S&P SmallCap 600
Piedmonl Natural Gas Co	13.991	7.407	1.565	@NA	92	S&P SmallCap 600
Pinnacle Wast Capital	2.02	7.537	3.2	@NA	10	S&P 500
PNM Resources Inc	-2.568	8.435	15.261	@NA	91	S&P MidCap 400
PPL Corp	5.637	29.038	11.434	@NA	10	S&P 500
Progress Energy Inc	-1.099	10.63	3.869	@NA	10	S&P 500
Public Service Entrp	15.701	21.903	7.434	@NA	10	S&P 500
Puget Energy Inc	0.07	4.83	-0.218	@NA	91	S&P MidCap 400
Questar Corp	-3.285	14.394	12.578	@NA	91	S&P MidCap 400
Reliant Energy Inc	6.384	23.75	-1.344	@NA	10	S&P 500
Scana Corp	5.686	4.559	-0.186	@NA	91	S&P MidCap 400
Sempra Energy	1.195	4.009	4.67	@NA	10	S&P 500
Slerra Pacific Resources	0.326	-10.714	-12.495	@NA	91	S&P MidCap 400
Southern Co.	6.811	14.329	17.378	@NA	10	S&P 500

Appendix B: S&P Utility Industry Sector Peer Group Continued

Company Name	Ticker Symbol	3 Year Total Return [Y93]	3 Year Total Return [Y94]	3 Year Total Return [Y95]	3 Year Total Return [Y96]	3 Year Total Return [Y97]	3 Year Total Return [Y98]

Southern Union Co	SUG	26.307	31.203	27.145	36.261	24.026	40.039
Southwest Gas Corp	SWX	13.498	15.289	13.887	11.594	15.095	19.814
Southwestern Energy Co	SWN	21.954	14.007	0.99	-4.047	-2.967	-14.466
TECO Energy Inc	TE	15.358	3.597	12.211	7.118	16.911	8.128
TXU Corp	TXU	13.784	-1.055	7.017	5.638	16.081	10.085
UGI Corp	UGI	22.907	3.905	5.811	5.421	21.273	10.293
UIL Holdings Corp	UIL	16.339	-2.252	4.146	-0.095	25.939	19.891
Unisource Energy Corp	UNS	-15.462	-12.642	9.139	-3.083	6.511	-5.993
Vectren Corp	VVC	24.948	8.884	8.597	6.567	20.121	18.288
Westar Energy Inc	WR	26.533	6.861	8.488	2.602	22.068	6.156
WGL Holding Inc	WGL	22.836	7.726	8.578	4.737	18.988	17.414
Williams Cos Inc	WMB	28.356	13.261	34.773	36.11	54.533	31.774
Wisconsin Energy Corp	WEC	14.89	4.801	10.46	4.653	9.424	6.637
WPS Resources Corp	WPS	19.295	4.056	8.508	0.637	15.177	7.743
Xcel Energy Inc	XEL	14.849	6.838	10.631	8.344	16.299	10.057

Company Name	3 Year Total Return [Y99]	3 Year Total Return [Y00]	3 Year Total Return [Y01]	3 Year Total Return [Y02]	S & P Index Code- Current	@ desc(spmix)

Southern Union Co	19.738	8.018	3.178	-1.693	92	S&P SmallCap 600
Southwest Gas Corp	10.212	9.417	-2.117	@NA	92	S&P SmallCap 600
Southwestern Energy Co	-22.382	-4.606	13.323	@NA	92	S&P SmallCap 600
TECO Energy Inc	-3.582	10.684	3.171	@NA	10	S&P 500
TXU Corp	1.08	8.495	6.545	@NA	10	S&P 500
UGI Corp	5.911	2.222	12.778	23.537	92	S&P SmallCap 600
UIL Holdings Corp	26.175	9.108	6.187	@NA	92	S&P SmallCap 600
Unisource Energy Corp	-12.148	1.982	12.036	@NA	92	S&P SmallCap 600
Vectren Corp	7.722	5.901	3.939	@NA	91	S&P MidCap 400
Westar Energy Inc	-12.172	-10.151	-13.172	@NA	91	S&P MidCap 400
WGL Holding Inc	12.471	6.497	3.782	0.503	91	S&P MidCap 400
Williams Cos Inc	20.014	13.794	-2.33	@NA	10	S&P 500
Wisconsin Energy Corp	-5.088	-1.893	-5.348	@NA	91	S&P MidCap 400
WPS Resources Corp	2.348	9.882	8.168	@NA	91	S&P MidCap 400
Xcel Energy Inc	0.32	6.03	6.145	@NA	10	S&P 500